UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2010
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Novelis 2011 Long-Term Incentive Plan
     On May 25, 2010, the Board of Directors of Novelis Inc. (the Company) approved the Novelis 2011 Long-Term Incentive Plan (2011 LTIP). The 2011 LTIP provides for a long-term incentive opportunity for the Company’s executive officers, other key managers, and certain high potential employees. The 2011 LTIP has been designed to provide a clear line of sight for participants to company performance as measured by the increase in the price of Hindalco shares. This design will promote the retention of key management and provide them with competitive remuneration, promote superior engagement and motivation, and align the personal financial interests of executives with the Company’s shareholder.
     The 2011 LTIP will be administered by Novelis Corporate Human Resources. Awards under the 2011 LTIP will consist of stock appreciation rights (SARs) and restricted stock units (RSUs).
     Each SAR will have a value equivalent to the increase in value of one Hindalco share. The SARs will vest 25% each year for four years, subject to performance criteria being fulfilled. The performance criterion will be based on Normalized Operating Earnings Before Interest, Taxes, Depreciation and Amortization (Normalized Operating EBITDA) performance for the Company each year. The vesting threshold will be 75% performance versus target each year, at which point 75% of SARs due that year, would vest. There would be a straight line vesting up to 100% of performance. After SARs have vested, the SARs can be exercised anytime during the seven year life of the LTIP by the employee. The upside so realized would be dependent on the stock price of Hindalco at the time of exercise; however the upside would be restricted to a maximum of 2.5 times the proportionate target opportunity if the SARs are exercised within one year of vesting. The maximum will be 3 times for SARs exercised more than one year after vesting.
     Each RSU will have a value equivalent to one Hindalco share. The initial value of an RSU will be set at the time of grant. RSUs will vest in full on the third anniversary of the grant, on May 25, 2013, at which time the value will be paid to the participant in cash subject to a cap of three times the initial value.
     In the event a participant resigns, unvested SARs will lapse and vested SARs must be exercised within 90 days. RSUs will be forfeited. If an employee retires more than one year from the date of grant, SARs will continue to vest and must be exercised no later than the third anniversary of retirement. RSUs will be forfeited. In the event of death or disability, there will be immediate vesting of all SARs with one year to exercise. RSUs will be forfeited. Upon a change in control, there would be immediate vesting and cash-out of SARs and RSUs.
     The 2011 LTIP target amounts for our principal executive officer, principal financial officer, and our named executive officers are as follows:

Executive	LTIP Target Amount
Philip Martens	$2,500,000
Steven Fisher	$577,500
Jean-Marc Germain	$577,500
Tadeu Nardocci	$577,500
Thomas Walpole	$350,000
A copy of the 2011 LTIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Novelis 2011 Annual Incentive Plan
     On May 25, 2010, the Board of Directors of the Company also approved the Novelis 2011 Annual Incentive Plan (2011 AIP) to provide short-term incentives for the period from April 1, 2010 to March 31, 2011. The performance benchmarks for the year are tied to four key components: (1) Normalized Operating EBITDA performance; (2) operating free cash flow performance; (3) satisfaction of certain Environment, Health and Safety (EHS) improvement targets, and (4) individual performance. The specific weightings among these three components are 40% for Normalized Operating EBITDA performance; 40% for operating free cash flow performance; 10% for EHS targets, and 10% for individual performance. The incentive benchmarks for each of our named executive officers are tied to company-wide performance.
     A threshold of 60% of the overall Normalized Operating EBITDA target is required to be met before any payouts will occur on overall or regional Normalized Operating EBITDA, operating free cash flow performance, or for any individual performance payouts. Only the EHS portion of AIP could be earned if this 60% threshold is not met. The potential payout attributable to Normalized Operating EBITDA could range from (1) 0% of target if fiscal 2011 performance does not exceed the performance threshold, (2) 100% of target if fiscal 2011 results meet the business plan target and (3) up to a maximum of 200% of target if fiscal 2011 results meet or exceed the high end business plan target. The potential payout attributable to operating free cash flow could range from (1) 0% of target if fiscal 2011 performance does not exceed the performance threshold, (2) 100% of target if fiscal 2011 results meet the business plan target and (3) up to 200% of target if fiscal 2011 results meet or exceed the high end business plan target. The potential payout attributable to EHS objectives also ranges from 0% to 200% of target and will be measured against continuous improvement targets for recordable cases and the completion of strategic EHS initiatives.
     If an executive retires, dies or become disabled during the course of the year, the executive will be eligible to receive a payout under the plan on a pro-rata basis. Such payout, if any, will be made at the time that it is done for all other employees. If an executive terminates as the result of a company initiated separation that is the result of a position elimination that is not performance related (for example, a layoff, plant closure, restructuring or sale), the employee will be eligible for prorated incentive consideration at the time that consideration is being given to all other employees. In the event of separation on account of resignation (initiated by the employee) or company initiated separation during the performance year, the concerned individual will not be entitled to any AIP for the year unless the separation occurs after the performance year, but before the timing of payout, in which case the executive shall be entitled to consideration at the time that consideration is being given to all other employees, subject to business and individual performance.
     The AIP target amounts for our principal executive officer, principal financial officer, and our named executive officers are as follows:

AIP Target
Executive	(as % of base salary)
Philip Martens	110%
Steven Fisher	75%
Jean-Marc Germain	65%
Tadeu Nardocci	65%
Thomas Walpole	57%
     A copy of the 2011 AIP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

     Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Novelis 2011 Long-Term Incentive Plan

10.2	Novelis 2011 Annual Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: May 28, 2010	By:	/s/ Leslie J. Parrette, Jr.

Leslie J. Parrette, Jr.
General Counsel, Compliance Officer and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Novelis 2011 Long-Term Incentive Plan

10.2	Novelis 2011 Annual Incentive Plan